Exhibit 10.17

MOMENTA PHARMACEUTICALS, INC.

Amended and Restated 2002 Stock Incentive Plan

(as amended March 7, 2007)

1.  Purpose.  The purpose of this plan (the “Plan”) is to secure for Momenta Pharmaceuticals, a Delaware corporation (the “Company”), and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company’s future growth and success.  Under the Plan recipients may be awarded both (i) Options (as defined in Section 2.1) to purchase the Company’s common stock, par value $.0001 per share (“Common Stock”) and (ii) shares of the Company’s Common Stock (“Restricted Stock Awards”).  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”).  Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.  Types of Awards and Administration.

2.1  Options.  Options granted pursuant to the Plan (“Options”) shall be authorized by action of the Board of Directors of the Company and may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code or non-statutory Options which are not intended to meet the requirements of Section 422 of the Code.  All Options when granted are intended to be non-statutory Options, unless the applicable Option Agreement (as defined in Section 5.1) explicitly states that the Option is intended to be an Incentive Stock Option.  If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-statutory Option appropriately granted under the Plan provided that such Option (or portion thereof) otherwise meets the Plan’s requirements relating to non-statutory Options.  The vesting of Options may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board may determine.  The Board may also provide that Options are immediately exercisable subject to certain repurchase rights in the Company dependent upon the continued employment of the optionee and/or such other conditions or event as the Board may determine.

2.2  Restricted Stock Awards.  The Board in its discretion may grant Restricted Stock Awards, entitling the recipient to acquire, for a purchase price determined by the Board, shares of Common Stock subject to such restrictions and conditions as the Board may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

2.3  Administration.  The Plan shall be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive.  The Board of Directors may in its sole discretion issue Restricted Stock and grant Options to purchase shares of Common Stock, and issue shares upon exercise of such Options as provided in the Plan.  The Board shall have authority, subject to the express provisions of the Plan, to construe the respective Restricted Stock Agreements (as defined in Section 5.2), Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Restricted Stock Agreements and Option Agreements, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan.  The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Restricted Stock Agreement or Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.  The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law), delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

3.  Eligibility.  Options may be granted, and Restricted Stock may be issued, to persons who are, at the time of such grant or issuance, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company.

4.  Stock Subject to Plan.  Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company which may be issued under the Plan is 1,028,662 shares.  If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants under the Plan.  If shares of Restricted Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Restricted Stock Agreement, such purchased shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan.  If shares issued upon exercise of an Option are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants under the Plan.

5.  Forms of Restricted Stock Agreements and Option Agreements.

5.1  Option Agreement.  As a condition to the grant of an Option, each recipient of an Option shall execute an option agreement (“Option Agreement”) in such form not inconsistent with the Plan as may be approved by the Board of Directors.  Such Option Agreements may differ among recipients.

5.2  Restricted Stock Agreement.  As a condition to the issuance of Restricted Stock, each recipient thereof shall execute an agreement (“Restricted Stock Agreement”) in such form not inconsistent with the Plan as may be approved by the Board of Directors.  Such

Restricted Stock Agreements may differ among recipients and need not be entitled “Restricted Stock Agreements.”

5.3  “Stand-Off” Agreement.  Unless the Board of Directors specifies otherwise, each Restricted Stock Agreement and each Option Agreement shall provide that the holder of any Option or the purchaser of any Restricted Stock agrees (i) for a period of 180 days from the effective date of any registration of securities of the Company in connection with an underwritten public offering under the Securities Act of 1933, as amended (the “Securities Act”), not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company’s common stock owned or controlled by him (other than those shares permitted to be included in the offering), without the prior written consent of the Company or the underwriters managing such offering, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

5.4  Right of First Refusal.  Unless the Board of Directors specifies otherwise, each Restricted Stock Agreement and each Option Agreement shall provide that the Company shall have a right of first refusal with respect to the transfer or proposed transfer of any Restricted Stock (whether or not subject to vesting limitations) or shares issued upon exercise of any Option granted hereunder.

6.  Purchase Price.

6.1  General.  The purchase price per share of Restricted Stock and per share of stock deliverable upon the exercise of an Option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such Option, or less than 110% of such fair market value in the case of Options described in Section 11.2.

6.2  Payment of Purchase Price.  Option Agreements may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee for a period of six months and having a fair market value equal in amount to the exercise price of the Options being exercised, (ii) a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code, (iii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations or (iv) by any combination of such methods of payment.  The fair market value of any shares of the Company’s Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Board of Directors.  Restricted Stock Agreements may provide for the payment of any purchase price in any manner approved by the Board of Directors at the time of authorizing the issuance thereof.

7.  Option Period.  Each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable Option Agreement, provided that, in any event, in the case of an Incentive Stock Option, such date shall not be later than 10 years after the date on which the Option is granted (or five years in the case of Options described in Section 11.2), and, in the case of non-statutory Options, not later than 10 years after the date on which the Option is granted, and, in either case, shall be subject to earlier termination as provided in the Plan.

8.  Exercise of Options.  Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such Option, subject to the provisions of the Plan.

9.  Nontransferability of Options.  No Option shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution.  During the life an optionee, an Option held by him or her shall be exercisable only by the optionee.

10.  Effect of Termination.  No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has continuously since the date of grant of his or her Incentive Stock Option been, employed by the Company, except that, unless the Option Agreement or instrument expressly provides otherwise:

10.1  the Incentive Stock Option may be exercised within the period of thirty days (or within such lesser period as may be specified in the applicable Option Agreement) after the date the optionee’s employment with the Company terminates other than for death, disability or termination for Cause;

10.2  if the optionee dies while in the employ of the Company, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one hundred and eighty days after the date of death (or within such lesser period as may be specified in the applicable Option Agreement);

10.3  if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one hundred and eighty days after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option Agreement); and

10.4  if the optionee’s employment with the Company is terminated by the Company for Cause, the Incentive Stock Option shall terminate immediately.  The term “Cause” shall mean (a) any breach by the optionee of any agreement to which the optionee and the Company are both parties (including, without limitation, breach by the optionee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement), (b) any act (other than retirement) or omission to act by the optionee which may have a material and adverse effect on the Company’s business or on the optionee’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (c) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company or any parent, subsidiary or affiliate of the Company.  The optionee shall be considered to have been discharged for Cause if the Company determines, within 30 days after the optionee’s resignation, that discharge for Cause was warranted.  The Board shall have sole authority and discretion to determine whether the optionee’s employment has been terminated for Cause; provided, however, that in no event may any Incentive Stock Option be exercised after the expiration date of the Incentive Stock Option.  For all purposes of the Plan and any Incentive Stock Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

A non-statutory Option granted to an employee shall be subject to the foregoing provisions of this Section 10 as if it were an Incentive Stock Option, but a non-statutory Option may also be exercised so long as the optionee maintains a relationship with the Company as a director, consultant or adviser, unless the Option Agreement provides otherwise.

11.  Incentive Stock Options.  Options which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

11.1  Express Designation.  All Incentive Stock Options shall, at the time of grant, be specifically designated as such in the Option Agreement covering such Incentive Stock Options.

11.2  10% Shareholder.  If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

11.2.1  the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

11.2.2  the option exercise period shall not exceed five years from the date of grant.

11.3  Dollar Limitation.  For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

12.  Additional Provisions.

12.1  Additional Provisions.  The Board of Directors may, in its sole discretion, include additional provisions in Restricted Stock Agreements and Option Agreements, including, without limitation, restrictions on transfer, rights of the Company to repurchase shares of

Restricted Stock or shares of Common Stock acquired upon exercise of Options, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be such as to cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

12.2  Acceleration, Extension, Etc.  The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options may be exercised or (ii) extend the dates during which all, or any particular, Option or Options may be exercised.

13.  Rights as a Shareholder.  The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14.  Adjustment Provisions for Recapitalizations and Related Transactions.

14.1  General.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option and (iii) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award shall be equitably adjusted by the Company (or substituted awards may be made, if applicable) in the manner determined by the Board.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

14.2  Board Authority to Make Adjustments.  Any adjustments under this Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.  No fractional shares will be issued under the Plan on account of any such adjustments.

15.  Merger, Consolidation, Asset Sale, Liquidation, etc.

15.1  General.  In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to some or all outstanding Options (and need not take the same action as to each such Option): (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee (to the extent otherwise then exercisable) within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

15.2  Substitute Options.  The Company may grant Options in substitution for Options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation.  The Company may direct that substitute Options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

15.3  Restricted Stock.  In the event of a business combination or other transaction of the type detailed in Section 15.1, any securities, cash or other property received in exchange for shares of Restricted Stock shall continue to be governed by the provisions of any Restricted Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Board of Directors may direct, to insure compliance with the terms of any such Restricted Stock Agreement.

16.  No Special Employment Rights.  Nothing contained in the Plan or in any Option or Grant Stock Agreement shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

17.  Other Employee Benefits.  The amount of any compensation deemed to be received by an employee as a result of the issuance of shares of Restricted Stock or the grant or exercise of an Option or the sale of shares received upon such award or exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

18.  Amendment of the Plan and Awards.

18.1  The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board of Directors may not effect such modification or amendment without such approval.

18.2  The Board of Directors may amend, modify or terminate any outstanding Option or Restricted Stock Award, including but not limited to, substituting therefore another Option or Restricted Stock Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that such holder’s or purchaser’s consent to such action shall be required unless the Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect such holder or purchaser.

18.3  The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

19.  Withholding.  The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to issuance of any shares of Restricted Stock or shares issued upon exercise of Options.  Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the obligor may elect to satisfy such minimum withholding obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable or (ii) by delivering to the Company shares of Common Stock already owned by the obligor for a period of at least six months.  The shares so delivered or withheld shall have a fair market value equal to such withholding obligation.  The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined.  A person who has made an election pursuant to this Section 19 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

20.  Effective Date and Duration of the Plan.

20.1  Effective Date.  The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option shall become exercisable unless and until the Plan shall have been approved by the Company’s shareholders.  If such shareholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter.  Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 18) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company’s shareholders.  If such shareholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular optionee.  Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

20.2  Termination.  Unless sooner terminated in accordance with Section 15 or by the Board of Directors, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

21.  Provision for Foreign Participants.  The Board of Directors may, without amending the Plan, modify the terms of Option or Grant Stock Agreements to differ from those specified in the Plan with respect to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

22.  Requirements of Law.  The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority.  In addition, in connection with the Securities Act, the Company shall not be required to issue any shares upon exercise of any Option unless the Company has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required in connection with any such transfer. Any determination in this connection by the Board shall be final, binding and conclusive.  In the event the shares issuable on exercise of an Option are not registered under the Act or under the securities laws of each relevant state or other jurisdiction, the Company may imprint on the certificate(s) appropriate legends that counsel for the Company considers necessary or advisable to comply with the Act or any such state or other securities law.  The Company may register, but in no event shall be obligated to register, any securities covered by the Plan pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

23.  Governing Law.  This Plan and each Option shall be governed by the laws of  the Commonwealth of Massachusetts, without regard to its principles of conflicts of law.

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